EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

EVI Industries, Inc.

Miami, Florida

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-208082, 333-222242 and 333-251640) of EVI Industries, Inc. of our reports dated September 13, 2021, relating to the consolidated financial statements, and the effectiveness of EVI Industries, Inc.’s internal control over financial reporting, which appear in this Form 10-K.

/s/ BDO USA, LLP

BDO USA, LLP	Certified Public Accountants
Miami, FL

September 13, 2021